The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-292785
Subject to Completion
Preliminary Prospectus Supplement, Dated August 18, 2026
PROSPECTUS SUPPLEMENT
(To prospectus dated January 27, 2026)
Evolution Petroleum Corporation
Common Stock

We are offering        shares of our common stock. Our common stock is listed on the NYSE American under the symbol “EPM.” On August 14, 2026, the last sale price of our common stock as reported on the NYSE American was $3.76 per share.
The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to purchase up to an additional        shares of common stock from us to cover over-allotments, at the public offering price, less the underwriting discount. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.
An investment in our common stock involves significant risks. These risks are described under “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We refer you to “Underwriting” in this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the common stock to purchasers on or about        , 2026 through the book-entry facilities of the Depository Trust Company.

Roth Capital Partners
The date of this prospectus supplement is           , 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our common stock and also adds to and updates information contained in the accompanying prospectus and documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains and incorporates by reference more general information, some of which may not apply to this offering. Under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, contained in, or incorporated by reference into, the accompanying prospectus, or contained in any free writing prospectus we have authorized to be distributed to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or inconsistent information. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized to be distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security. Our business, assets, financial condition, results of operations and prospects may have changed since such dates.
We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our common stock.
Information contained on or accessible through our website, www.evolutionpetroleum.com, does not constitute part of this prospectus supplement or the accompanying prospectus.
In this prospectus supplement, references to the “Company,” “we,” “us,” and “our” refer to Evolution Petroleum Corporation and its subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, except for statements of historical fact, are forward-looking statements. The words “plan,” “expect,” “project,” “estimate,” “may,” “assume,” “believe,” “anticipate,” “intend,” “budget,” “forecast,” “predict” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations, including the plans, beliefs and expectations of our officers and directors, which may include, but are not limited to, the following:
•
our expectations of plans, strategies and objectives, including anticipated development activity and capital spending;

•
our capital allocation strategy, capital structure, anticipated sources of funding, growth in long-term shareholder value and ability to preserve balance sheet strength;

•
our ability to complete future acquisitions and the need for additional capital to complete future acquisitions;

•
the benefits of our multi-basin portfolio, including operational and commodity flexibility;

•
our ability to maximize cash flow and the application of excess cash flows to pay dividends;

•
estimates of our oil, natural gas and natural gas liquids (“NGLs”) production and commodity mix;

•
anticipated oil, natural gas and NGL prices;

•
anticipated drilling and completions activity;

•
drilling and operational risks by our third-party operators, including accidents, equipment failures, fires, and releases of toxic or hazardous materials;

•
estimates of our oil, natural gas and NGL reserves and recoverable quantities;

•
our ability to access credit facilities and the availability of other sources of liquidity to meet financial obligations throughout commodity price cycles;

•
limitations on our ability to obtain funding based on environmental, social, and corporate governance performance;

•
future interest expense;

•
our ability to manage debt and financial ratios, finance growth and comply with financial covenants;

•
the implementation and outcomes of risk management programs, including exposure to commodity price and interest rate fluctuations, the volume of oil and natural gas production hedged, and the markets or physical sales locations hedged;

•
the possible impact of changes in federal, state and local, rules and regulations;

•
anticipated compliance with current or proposed environmental requirements, including the costs thereof;

•
the impact of greenhouse gas (“GHG”) emissions limitations and renewable energy incentives;

•
adequacy of provisions for abandonment and site reclamation costs;

•
our operational and financial flexibility, discipline and ability to respond to evolving market conditions;

•
the declaration and payment of future dividends and any anticipated repurchase of our outstanding common shares;

•
the adequacy of our provision for taxes and legal claims;

S-iii

•
our ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses;

•
our competitiveness relative to our peers, including with respect to capital, materials, people, assets and production;

•
oil, natural gas and NGL inventories and global demand for oil, natural gas and NGLs;

•
the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment;

•
adverse weather events;

•
anticipated staffing levels;

•
anticipated payments related to our commitments, obligations and contingencies, and the ability to satisfy the same;

•
the possible impact of accounting and tax pronouncements, rule changes and standards; and

•
the other factors detailed under the section “Risk Factors” and in our periodic filings with the SEC.

Readers are cautioned against unduly relying on forward-looking statements which, by their nature, involve numerous assumptions and are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause actual events or results to differ materially and/or adversely from those expressed or implied, which include, but are not limited to, the following assumptions:
•
future commodity prices and basis differentials;

•
our ability to access credit facilities and shelf prospectuses;

•
assumptions contained in our corporate guidance included or incorporated by reference into this prospectus supplement;

•
the availability of attractive commodity or financial hedges and the enforceability of risk management programs;

•
expectations that counterparties will fulfill their obligations pursuant to gathering, processing, transportation and marketing agreements;

•
access to adequate gathering, transportation, processing and storage facilities;

•
assumed tax, royalty and regulatory regimes;

•
expectations and projections made in light of, and generally consistent with, our historical experience and our perception of historical industry trends; and

•
the other assumptions contained herein.

Readers are cautioned that the assumptions, risks and uncertainties referenced above, and in the other documents incorporated herein by reference, are not exhaustive. Although we believe the expectations represented by our forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.
When considering any forward-looking statement, the reader should keep in mind the risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil, natural gas and NGLs, third-party operating risks and other risk factors as described under the Risk Factors sections of this prospectus supplement, the accompanying prospectus and our previously filed Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and our subsequent filings with the SEC, as well as the other disclosures contained herein, therein, and as also may be described from time to time in future reports we file with the SEC. There also may be other factors that we cannot anticipate or that are not described in this report, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

S-iv

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. Readers are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference specific terms of the offering and information about our business and financial data. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” beginning on page S-5 of this prospectus supplement and the information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
The estimates of our proved oil and natural gas reserves as of June 30, 2025 that are incorporated by reference into this prospectus supplement are derived from the reports of DeGolyer & MacNaughton and Cawley, Gillespie & Associates, Inc., our independent reservoir engineering firms.
Our Company
We are an independent energy company focused on maximizing returns to shareholders through the ownership of and investment in onshore oil and natural gas properties in the United States. In support of that objective, our long-term goal is to maximize total shareholder return from a diversified portfolio of long-life oil and natural gas properties, built through acquisitions and through selective development opportunities, production enhancement, and other exploitation efforts on our oil and natural gas properties.
Our oil and natural gas properties consist of non-operated working and mineral interests in the following areas: the SCOOP and STACK plays of the Anadarko Basin located in central Oklahoma; the Chaveroo Field in Chaves and Roosevelt Counties of New Mexico; the Jonah Field in Sublette County, Wyoming; the Williston Basin in North Dakota; the Barnett Shale located in North Texas; the Hamilton Dome Field located in Hot Springs County, Wyoming, a secondary oil recovery field utilizing water injection wells to pressurize the reservoir; the Delhi Holt-Bryant Unit in the Delhi Field in Northeast Louisiana, a carbon dioxide (CO₂) enhanced oil recovery project; the TexMex interests located in Lea, Eddy and Chaves Counties, New Mexico and Stephens County, Texas; and small overriding royalty and mineral interests in Texas and Louisiana.
Recent Developments
Select Preliminary Fiscal Year 2026 Results
As of the date of this prospectus supplement, we have not finalized our financial and operating results for the three months ended June 30, 2026 or the fiscal year ended June 30, 2026. Based on preliminary information currently available to management, we estimate that certain of our financial and operating results for these periods ranged approximately as set forth below. These preliminary estimated unaudited financial results are derived from our internal records, are inherently uncertain and remain subject to the completion of our financial closing and reporting processes, final adjustments and other developments that may arise before our results for these periods are finalized. The preliminary estimated unaudited financial results included below are forward-looking statements and may differ materially from actual results, see “Cautionary Statement Regarding Forward-Looking Statements.”
We have provided ranges, rather than specific amounts, because our normal reporting processes have not been completed. During the course of our review, we may identify items that would require adjustments to, and could materially affect, our final results. Accordingly, you should not place undue reliance on this preliminary data. See the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the documents incorporated by reference for additional information regarding factors that could result in differences between the preliminary estimated ranges of our financial and other data presented below and the actual financial and other data we will report for such periods.
These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition, these preliminary estimated unaudited financial results are for informational purposes only and are not necessarily indicative of the results to be achieved as of any future date or for any future period. The estimates included in this prospectus supplement have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Baker Tilly US, LLP, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this preliminary financial data. Accordingly, Baker Tilly US, LLP does not express an opinion or any other form of assurance with respect thereto.
For the fiscal year ended June 30, 2026, we expect:
•
average daily production of crude oil, natural gas and natural gas liquids to be between 6,800 BOEPD and 7,200 BOEPD;

•
lease operating expenses to be between $48 million and $52 million; and

•
total revenues to be between $84 million and $88 million.

As of June 30, 2026, cash and cash equivalents were $6.1 million; borrowings outstanding under our senior secured credit facility were $56.5 million; and net debt was $50.4 million.
Acquisition of Mineral and Royalty Interests
On August 18, 2026, we entered into a purchase and sale agreement (the “Purchase Agreement”) with a non-affiliated private seller (the “Seller”), to acquire the Seller’s oil and natural gas mineral and royalty interests located in the Permian Basin (the “Acquired Assets”), for a total purchase price of approximately $16 million, subject to customary adjustments (the “Acquisition”). We expect the Acquisition to close in August 2026, subject to satisfaction of specified closing conditions. The effective date of the Acquisition is August 1, 2026.
Based on information received from the Seller, we estimate that the current monthly production of the Acquired Assets is approximately 210 Boe/d (38% oil, 27% NGLs, and 35% natural gas) (on a 6:1 basis). In addition, we believe that the Acquired Assets will generate approximately $3.9 million of cash flow over the next twelve months based on estimated commodity prices of $75 per barrel of crude oil and $3.50 per mcf of natural gas, adjusted for field differentials. We further estimate that, as of August 1, 2026, the Acquired Assets consisted of approximately 3,420 net royalty acres (normalized to 1/8th) and 2,157 gross wells and locations (5.24 net) in the Permian Basin. The net royalty acres included 2,418 in Reagan County, 692 in Upton County, 214 in Glasscock County, 83 in Midland County and 13 in Martin County.
We believe, based on the information received from the Seller, that as of August 1, 2026, the Acquired Assets consisted of 832 gross producing wells, 34 gross drilled but uncompleted wells, seven gross completed wells, and 27 gross permitted locations. The Acquired Assets also consisted of an estimated 1,257 gross (2.64 net) upside locations. The upside locations are controlled by premier operators in the Permian Basin such as ExxonMobil, Diamondback, Apache, Crescent Energy, Permian Resources, ConocoPhillips, Occidental, Double Eagle, and SM Energy. As of August 11, 2026, there were seven active rigs drilling on the Acquired Assets’ acreage.
Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates prepared by one engineer may vary from those prepared by another.
Our assessment and estimates of the assets to be acquired in the Acquisition to date have been limited. Even when the Acquisition closes, our assessment of these assets may not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies. See “Risk Factors.”
We intend to fund the purchase price of the Acquisition through a combination of cash on hand, borrowings under our revolving credit facility, and net proceeds from this offering. See “Use of Proceeds.” The closing of this offering is not conditioned upon the closing or the consummation of the Acquisition, and we cannot assure you that we will consummate the Acquisition on the terms described herein or at all. See “Risk Factors.”

Corporate Information
We are a Nevada corporation. Our principal executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079. Our telephone number is (713) 935-0122. We maintain a website at www.evolutionpetroleum.com, which contains information about us. Our website and the information contained on it and connected to it is not incorporated by reference into this prospectus and does not otherwise constitute part of this prospectus. Our common stock is listed and traded on the NYSE American under the symbol “EPM.”

The Offering
The summary below describes the principal terms of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions.
Issuer
Evolution Petroleum Corporation
Shares Being Offered
          shares of our common stock, par value $0.001 per share.
Shares Outstanding After This Offering
          shares of our common stock (or      shares of our common stock if the underwriters exercise their option to purchase additional shares in full).
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to          additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds
We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $      million of net proceeds from this offering, or $      million if the underwriters exercise in full their option to purchase additional shares.
We intend to use the net proceeds of this offering to (i) finance a portion of the purchase price for the Acquisition, together with borrowing under our senior secured reserve-based credit facility (the “Credit Facility”) and cash on hand, and (ii) for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the Credit Facility. Pending the potential use of a portion of the net proceeds of this offering to fund a portion of the purchase price for the Acquisition, we may temporarily apply such portion of the net proceeds to repay outstanding borrowings under our Credit Facility. This offering is not conditioned on the consummation of the Acquisition. See “Use of Proceeds.”
NYSE American Symbol
EPM
Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment decision, investors should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5, as well as the other risks and uncertainties described in the documents that we file with the SEC that are incorporated herein by reference.
Transfer Agent
Continental Stock Transfer & Trust Company.
Unless otherwise indicated, in this prospectus supplement, the number of shares of common stock to be outstanding after this offering is based on 35,949,843 shares issued and outstanding as of August 12, 2026. This number:
•
assumes no exercise by the underwriters of their option to purchase additional shares of our common stock; and

•
excludes (i) 2,061,776 shares of our common stock reserved for issuance under our Amended and Restated 2016 Equity Incentive Plan; and (ii) 140,479 shares of our common stock underlying outstanding unvested contingent performance share units.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference into this prospectus supplement and the accompanying prospectus and other information which may be incorporated by reference into this prospectus supplement and the accompanying prospectus as provided under “Incorporation by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025, which is incorporated by reference into this prospectus supplement and accompanying prospectus, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of these risks occur, this could expose us to liability, and our business, prospects, financial condition or results of operations could be adversely affected. As a result, you could lose all or part of your investment.
Risks Related to Our Business and Our Common Stock
For a discussion of risks related to our business and operations and our common stock, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended June 30, 2025, as well as similar disclosures contained in our subsequent filings with the SEC that are incorporated by reference into this prospectus supplement. See “Incorporation by Reference.”
Risks Related to this Offering
Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our business, financial condition or results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
Resales of our common stock in the public market following this offering may cause the trading price to fall.
Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the offering contemplated by this prospectus supplement, the trading price of our common stock could fall.
Our stock price has been and may continue to be volatile.
Our common stock has a relatively low trading volume and the market price has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell shares of our common stock. The market price for our common stock could be subject to fluctuations as a result of factors that are out of our control, such as:
•
actual or anticipated variations in our results of operations;

•
changes or fluctuations in the commodity prices of oil and natural gas;

•
general conditions and trends in the oil and natural gas industry;

•
redemption demands on institutional funds that hold our stock; and

•
general economic, political and market conditions.

Payment of dividends on our common stock has been in the past, and could be in the future, reduced or eliminated.
Our board of directors (the “Board”) declared cash dividends on our common stock for the first time in December 2013 and we have declared and paid quarterly cash dividends since that time. However, there is no certainty that dividends will be declared by our Board in the future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our business plan, restrictions contained in current or future debt instruments, contractual covenants or arrangements we may enter into, our anticipated capital requirements, and other factors that our Board may think are relevant. Although it is our intent to maintain a steady dividend for our shareholders, there is no guarantee that we will be able to do so.
The representative of the underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.
We and all of our directors and executive officers, have agreed or will agree to certain restrictions with respect to the sale or other disposition of our common stock (or securities exercisable or exchangeable therefor) for a period of 60 days following the date of this prospectus supplement. The representative of the underwriters, at any time and without notice, may release all or any portion of our common stock (or securities exercisable or exchangeable therefor) subject to the foregoing agreements. See the section entitled “Underwriting” for more information. If the restrictions are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your shares of common stock at a time and price that you deem appropriate.
The issuance of shares of our common stock in this offering will be dilutive to stockholders.
The issuance of      shares of our common stock in this offering (or      shares if the underwriters exercise their option to purchase additional shares in full) will dilute the ownership interests and voting power of our stockholders. As a result of this offering, our stockholders would experience immediate dilution. This dilution of ownership could, among other things, reduce existing stockholders’ influence over matters submitted to a vote of stockholders, including the election of directors and the approval of significant corporate transactions. In addition, the increase in the number of shares of our common stock outstanding as a result of this offering could have an adverse effect on the market price of our common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
Risks Related to the Acquisition
We may not consummate the Acquisition, and this offering is not conditioned on the consummation of the Acquisition.
This offering is not conditioned upon the consummation of the Acquisition. In addition, the consummation of the Acquisition is not conditioned upon the successful completion of this offering. The Acquisition is subject to the satisfaction or waiver of customary closing conditions, and we cannot assure you that the Acquisition will be consummated in the anticipated time frame or at all.
The completion of the Acquisition is subject to specified closing conditions and to the right of one or both of the parties to terminate the transaction. If one or more of the closing conditions are not satisfied, the Acquisition may not be completed. Some of these conditions are beyond our control, and we may elect not to take actions necessary to satisfy these conditions or to ensure that the transaction is not otherwise terminated.
Because this offering is not conditioned upon the consummation of the Acquisition, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Acquisition is consummated, delayed or terminated. If the Acquisition is delayed, terminated or consummated on terms different than those described herein, the market price of our common stock may decline to the extent that the price of our common stock reflects a market assumption that the Acquisition will be consummated on the terms described herein or at all. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners. See “Summary — Recent Developments — Acquisition of Mineral and Royalty Interests” for more information regarding the Acquisition.
We may not be able to achieve the expected benefits of the Acquisition and our assessment and estimates of the assets to be acquired in the Acquisition may prove to be incorrect.
Even if we consummate the Acquisition, we may not be able to achieve the expected benefits of the Acquisition. There can be no assurance that the Acquisition will be beneficial to us. We may not be able to integrate the assets acquired in the Acquisition without increases in costs or other difficulties. Any unexpected costs or delays incurred in connection with the integration of the Acquisition could have an adverse effect on our business, results of operations, financial condition and prospects, as well as the market price of our common stock.
Our assessment and estimates of the assets to be acquired in the Acquisition to date have been limited and may prove to be incorrect. Even by the time of closing, our assessment of these assets may not reveal all existing or potential problems. We may be required to assume the risk that the assets may not perform in accordance with our expectations. Our ability to make specified claims against the seller generally expires over time and we may be left with no recourse for liabilities and other problems associated with the Acquisition that we do not discover prior to the expiration date related to such matters under the purchase agreement with the seller.
The market price of our common stock may decline as a result of the Acquisition if, among other things, the integration of the assets to be acquired in the Acquisition is unsuccessful or if transaction costs related to the Acquisition are greater than expected. The market price of our common stock may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by us or by securities market participants or if the effect of the Acquisition on our business, results of operations or financial condition or prospects is not consistent with our expectations or those of securities market participants.
Any acquisitions we complete, including the Acquisition, are subject to substantial risks that could reduce our ability to pay dividends to our stockholders.
Even if we do make acquisitions that we believe will increase the amount of cash available to pay dividends to our stockholders, these acquisitions, including the Acquisition, may nevertheless result in a decrease in the amount of cash available to pay dividends. Any acquisition, including the Acquisition, involves potential risks, including, among other things:
•
the validity of our assumptions about estimated proved reserves, future production, drilling locations, prices, revenues, capital expenditures and production costs;

•
the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which any indemnity we receive is inadequate;

•
our inability to obtain satisfactory title to the assets we acquire; and

•
the occurrence of other significant changes, such as impairment of oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges.

USE OF PROCEEDS
We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, there will be approximately $      million of net proceeds from this offering, or $      million if the underwriters exercise in full their option to purchase additional shares.
We intend to use the net proceeds of this offering to (i) finance a portion of the purchase price for the Acquisition, together with borrowing under our Credit Facility and cash on hand, and (ii) for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under the Credit Facility. Pending the potential use of a portion of the net proceeds of this offering to fund a portion of the purchase price for the Acquisition, we may temporarily apply such portion of the net proceeds to repay outstanding borrowings under our Credit Facility. This offering is not conditioned on the consummation of the Acquisition.
As of June 30, 2026, we had approximately $56.5 million in borrowings outstanding under our Credit Facility and $0.8 million in letters of credit outstanding, with an annual weighted average interest rate of 6.69% for the year ended June 30, 2026. Our Credit Facility matures on June 30, 2028.

CAPITALIZATION
The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 31, 2026 on:
•
an actual basis;

•
as adjusted basis to give effect to this offering, assuming no exercise by the underwriters of their over-allotment option, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and

•
as further adjusted basis to give effect to the consummation of the Acquisition, assuming a portion of the consideration is paid through a combination of borrowings under our Credit Facility and cash on hand. See “Use of Proceeds.”

You should read the following table in conjunction with “Use of Proceeds,” included elsewhere in this prospectus supplement and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended June 30, 2025 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2026 as incorporated by reference herein.
	As of March 31, 2026(4)
	Actual	As adjusted	As further adjusted
	(in thousands, except share and per share amounts)
Cash and cash equivalents(1)	$2,616	$	$
Long-term debt:
Credit Facility(2)	56,500
Total long-term debt	56,500
Stockholders’ equity:
Common Stock, par value $0.001 per share, 100,000,000 shares authorized; 35,821,410 shares issued and outstanding (actual); shares issued and outstanding, (as adjusted), respectively(3)	36
Additional paid-in capital	52,899
Retained Earnings	5,473
Total stockholders’ equity	58,408
Total capitalization	$114,908	$	$

(1)
As of June 30, 2026 cash and cash equivalents were $6.1 million.

(2)
As of March 31, 2026, we had $56.5 million outstanding borrowings and $0.8 million in letters of credit outstanding resulting in $7.7 million of available borrowing capacity remaining under our Credit Facility. As of June 30, 2026, we had approximately $56.5 million in borrowings outstanding under our Credit Facility, with $0.8 million in letters of credit outstanding and net debt was $50.4 million.

(3)
As of June 30, 2026, 35,949,843 shares of common stock were issued and outstanding. The as adjusted number assumes no exercise by the underwriters of their option to purchase additional shares of our common stock; and excludes (i) 2,061,776 shares of our common stock reserved for issuance under our Amended and Restated 2016 Equity Incentive Plan; and (ii) 140,479 shares of our common stock underlying outstanding unvested contingent performance share units.

(4)
This table does not reflect the ranges of estimates as of June 30, 2026 included under “Prospectus Summary — Recent Developments — Select Preliminary Fiscal Year 2026 Results”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of the material U.S. federal income tax considerations related to the ownership and disposition of our common stock by U.S. holders and non-U.S. holders, each as defined below, acquired pursuant to this offering. This discussion assumes that a holder will hold our common stock issued pursuant to this offering as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”) (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances, and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (1) other U.S. federal tax laws, such as estate and gift tax laws, (2) state, local, or non-U.S. tax consequences, (3) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, brokers, dealers or traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements), pension plans, U.S. holders having a “functional currency” other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax, taxpayers required to accelerate the recognition of any item of gross income as a result of such income being reported on an applicable financial statement, taxpayers subject to the base erosion and anti-abuse tax, or U.S. expatriates and former long-term residents of the United States, (4) the special tax rules that may apply to investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, constructive sale, conversion, or other integrated or risk reduction transaction, or (5) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.
This summary is based on current provisions of the Code, applicable U.S. Department of the Treasury (“Treasury”) regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.
THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY U.S. HOLDERS AND NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE TAX TREATY.
U.S. Holders
For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Common Stock
If we pay distributions in cash or other property to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock with the tax consequences described under “— Sale or Other Taxable Disposition” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the rate accorded to long-term capital gains.
Sale or Other Taxable Disposition
Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates relative to tax rates for short-term gains and other types of income. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s initial basis less any prior distributions treated as a return of capital. A U.S. holder’s initial basis in its common stock received pursuant to this offering will generally equal the U.S. holder’s acquisition cost.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes.
Distributions on Common Stock
If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “Sale or Other Taxable Disposition” below.
Subject to the summary below regarding backup withholding and FATCA (as defined below), which is discussed below, dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (1) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.
A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.
Sale or Other Taxable Disposition
Subject to the summary below regarding backup withholding and FATCA, any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax, unless:
(1)
the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder),

(2)
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

(3)
we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (1) above generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (1) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder that is described in clause (2) above generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S. source capital gain derived from the disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition.
With respect to clause (3) above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Based on the nature of our business and the assets that we own, we expect that we currently are a USRPHC. Assuming we are a USRPHC, subject to the next sentence, a non-U.S. holder generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person and a 15% withholding tax may apply to the gross proceeds from the sale, exchange or other taxable disposition of our common stock (including a redemption treated as a sale or exchange for U.S. federal income tax purposes or a distribution treated as a return of capital, as described under “— Distributions on Common Stock” above). A non-U.S. holder generally will not be subject to U.S. net federal income tax as a result of our being a USRPHC upon the disposition of our common stock as long as our common stock is regularly traded and such non-U.S. holder holds 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Our common stock is currently listed on the NYSE American and, although no assurance can be given, we expect that, for as long as our common stock continues to be so listed, the common stock will be treated as “regularly traded on an established securities market.”
Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends paid to such holder on our common stock, the tax, if any, withheld with respect to those dividends, and such holder’s name and address. Copies of the information returns reporting those dividends and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.
Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or any successor form of the foregoing) or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends such as dividends, if any, paid on our common stock made to (1) “foreign financial institutions” (including, in some cases, when such foreign financial institution is acting as an intermediary) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (2) certain non-financial foreign entities (including, in some cases, when such non-financial foreign entity is acting as an intermediary) unless they certify certain information regarding their direct and indirect U.S. owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as our common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING
We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the several underwriters named below with respect to the shares of common stock subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the number of shares of our common stock provided below opposite their respective names. Our common stock trades on the NYSE American.
Underwriters	Number of shares
Roth Capital Partners, LLC
Total
The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying base prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below. The underwriters expect to deliver the shares of common stock to purchasers on or about August   , 2026, subject to the satisfaction of customary closing conditions.
We have granted the underwriters an option to buy up to an additional        shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement.
Discounts, Commissions and Expenses
The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $      per share of common stock. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):
	Per Share	Total
		Without Over- allotment	With Over- allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
We have also agreed to reimburse the representative of the underwriters for certain documented out-of-pocket expenses, including the fees and disbursements of their legal counsel, up to an aggregate of $185,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above, will be approximately $      .
Indemnification
Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.
Lock-Up Agreements
We have agreed not to, during the period ending sixty days after the date of this prospectus supplement (the “Lock-Up Period”) (1) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. These restrictions do not apply to: (a) the shares of common stock to be sold in this offering, (b) the issuance of common stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding herein, (c) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of common stock pursuant to equity incentive plans described herein, (d) the issuance of shares of common stock pursuant to our “at-the-market” equity offering program under our equity distribution agreement, dated as of February 11, 2026, as may be amended from time to time, (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto, or (f) the issuance of shares of common stock or any securities convertible into, or exercisable or exchangeable for, common stock, in connection with any merger or acquisition of securities, businesses, property or other assets or strategic investment (including any joint venture, strategic alliance or partnership, equipment leasing arrangement or debt financing) consummated during the Lock-Up Period.
In addition, each of our directors and executive officers has agreed not to, during the Lock-Up Period: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, any shares of common stock or any securities convertible into or exercisable or exchangeable for, or that represents the right to receive, shares of common stock (including without limitation, shares of common stock which may be deemed to be beneficially owned by the holder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3) above. These restrictions do not apply to (a) transfers of such securities (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the holder or the immediate family of the holder; (iii) pursuant to a will or other testamentary document or applicable laws of descent or intestate succession; (iv) by operation of law, such as pursuant to a qualified domestic order or divorce settlement, or (v) to a legal entity all of the beneficial ownership of which is held by the holder or the immediate family of the holder; (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of common stock held by the holder or on a “cashless” or “net exercise” basis or to cover tax withholding; (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that complies with Rule 10b5-1 that was in effect prior to the date of this prospectus; and (d) the transfer of shares of common stock pursuant to a bona fide third-party tender offer, merger, consolidation, or other similar transaction made to all holders of the common stock involving a change of control of the Company. In addition, the foregoing restrictions shall not apply to the establishment of a new trading plan that complies with Rule 10b5-1; provided, however, that the restrictions shall apply in full force to sales pursuant to such trading plan during the Lock-Up Period.

Electronic Distribution
This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriters’ website and any information contained in any other websites maintained by the underwriters is not part of this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions
The underwriters may also engage in passive market making transactions in our common stock. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Other Relationships
From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement.
On October 21, 2024, we entered into an At-the-Market (“ATM”) equity Sales Agreement with Roth Capital Partners, LLC (the “Lead Agent”), Northland Securities Inc., and A.G.P./Alliance Global Partners (the “Original Agreement”) pursuant to which the Company may issue and sell, from time to time, up to $30.0 million of shares of common stock through or to the Lead Agent, acting as agent or principal to facilitate acquisitions and other general corporate purposes. On February 11, 2026, the Company executed a new ATM equity Sales Agreement, substantially consistent with the Original Agreement (the “ATM Sales Agreements”) restoring the $30.0 million common stock sales capacity.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may be provided in Australia only to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities offered in this prospectus supplement may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities offered by this prospectus supplement may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
As any offer of securities will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities offered by this prospectus supplement you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
British Virgin Islands
The securities offered by this prospectus supplement are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
China
The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). This prospectus supplement will not be circulated or distributed in the People’s Republic of China and the securities will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan), except pursuant to any applicable laws and regulations of the People’s Republic of China. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations. The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”
Dubai International Financial Centre (DIFC)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
In relation to each Member State of the European Economic Area (each, an “EEA State”) no securities have been offered or will be offered pursuant to this offering to the public in an EEA State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in such EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in such EEA State, all in accordance with the EU Prospectus Regulation (as defined below), except that offers of securities may be made to the public in such EEA State at any time under the following exemptions under the EU Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
This European Economic Area selling restriction is in addition to any other selling restrictions set out above and below.
France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the SFO) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the CO) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Ireland
No action may be taken with respect to the securities in or involving Ireland otherwise than in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland (the “MiFID Regulations”), including, without limitation, Regulation 5 (Regulation for authorisation (and certain provisions concerning MTFs and OTFs)) thereof, or any corresponding provision of any replacement legislation, or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Companies Act 2014 of Ireland (as amended, the “Companies Act”), the Central Bank Acts 1942 to 2018 of Ireland (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland (as amended), (c) the Prospectus Regulation and any rules or guidance issued under Section 1363 of the Companies Act by the Central Bank of Ireland, and (d) the Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) of Ireland and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Companies Act.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa) (the “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of February 24, 1998 (“Decree No. 58”), other than:
•
to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

•
in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation no. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree no. 385 of 1 September 1993 (as amended), Decree no. 58, CONSOB Regulation no. 20307 of 15 February 2018, all as amended, and any other applicable laws;

•
in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

•
in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.
Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Korea
The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the FETL). The securities have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia (the Commission) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
New Zealand
This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMC Act”). The securities may only be offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) to a person who:
•
is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;

•
meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;

•
is large within the meaning of clause 39 of Schedule 1 of the FMC Act;

•
is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or

•
is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.

Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (CMA) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended. The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.
Singapore
The underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any securities offered by this prospectus supplement or caused such securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities offered by this prospectus supplement or cause such securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
(a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;
(b)   a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
(c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the South African Companies Act)) is being made in connection with the issue of the securities in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1) (a)	the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorised financial service providers under South African law;
(v) financial institutions recognised as such under South African law;

(vi)
a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or
Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Switzerland
This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)   to any person which is a professional client as defined under the FinSA; or
(b)   in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of securities shall require the Company or the underwriter to publish a prospectus pursuant to Article 35 FinSA.
The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan
The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except in circumstances falling within an exception (or a combination of exceptions) set out in Part 1 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) which include, amongst other exceptions, offers of the securities:
•
to any person which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

•
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriter for any such offer.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” as defined in paragraph 15 of Schedule 1 to the POATRs who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offerings and the shares to be offered so as to enable an investor to decide to buy or subscribe for the securities.

LEGAL MATTERS
The validity of the issuance of the common stock and certain other legal matters in connection with the issuance of the common stock will be passed upon for us by Mayer Brown LLP and Fennemore Craig, P.C., Reno, Nevada. Certain matters will be passed upon for the underwriters by Porter Hedges LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Evolution Petroleum Corporation as of June 30, 2025 and 2024 and for the years then ended incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Certain estimates of the oil and gas reserves for Evolution Petroleum Corporation and subsidiaries and related future net cash flows and the present values thereof incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 were based in part upon engineering reports prepared by DeGolyer and MacNaughton and Cawley, Gillespie and Associates, Inc., both independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.evolutionpetroleum.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus supplement. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the prospectus supplement until all of the shares of our common stock offered hereby have been sold or the offering is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 17, 2025 (including the portions of our definitive proxy statement on Schedule 14A, filed with the SEC on October 23, 2025, incorporated by reference into the Form 10-K);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, filed with the SEC on November 12, 2025, December 31, 2025, filed with the SEC on February 11, 2026, and March 31, 2026, filed with the SEC on May 13, 2026;

•
our Current Reports on Form 8-K filed with the SEC on November 12, 2025, December 9, 2025, February 10, 2026, February 11, 2026, May 12, 2026 and August 18, 2026 (excluding Item 7.01); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on July 13, 2006, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of our common stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Evolution Petroleum Corporation
1155 Dairy Ashford Road, Suite 425
Houston, Texas 77079
(713) 935-0122
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
EVOLUTION PETROLEUM CORPORATION
$500,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer and sell, from time to time in one or more offerings, up to $500,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock or preferred stock, or debt securities, at prices and on terms that we will determine at the time of the offering. Preferred stock and debt securities may also be convertible into preferred stock or common stock.
This prospectus describes some of the general terms that may apply to these securities. Each time we sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.
We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.
The securities may be offered and sold on a delayed or continuous basis directly by us or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.
Our executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079, and our telephone number is (713) 935-0122. Our common stock trades on the NYSE American under the symbol “EPM.”
Investing in our securities involves risk. Please see “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in any applicable prospectus supplement for a discussion of certain risks that you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is January 27, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.
You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.
We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “EPM” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Evolution Petroleum Corporation and its consolidated subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information referenced herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, except for statements of historical fact, are forward-looking statements. The words “plan,” “expect,” “project,” “estimate,” “may,” “assume,” “believe,” “anticipate,” “intend,” “budget,” “forecast,” “predict” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. These statements appear in a number of places and include statements regarding our plans, beliefs or current expectations, including the plans, beliefs and expectations of our officers and directors, which may include, but are not limited to, the following:
•
our expectations of plans, strategies and objectives, including anticipated development activity and capital spending;

•
our capital allocation strategy, capital structure, anticipated sources of funding, growth in long-term shareholder value and ability to preserve balance sheet strength;

•
our ability to complete future acquisitions and the need for additional capital to complete future acquisitions;

•
the benefits of our multi-basin portfolio, including operational and commodity flexibility;

•
our ability to maximize cash flow and the application of excess cash flows to pay dividends;

•
estimates of our oil, natural gas and natural gas liquids (NGLs) production and commodity mix;

•
anticipated oil, natural gas and NGL prices;

•
anticipated drilling and completions activity;

•
drilling and operational risks, including accidents, equipment failures, fires, and releases of toxic or hazardous materials;

•
estimates of our oil, natural gas and NGL reserves and recoverable quantities;

•
our ability to access credit facilities and the availability of other sources of liquidity to meet financial obligations throughout commodity price cycles;

•
limitations on our ability to obtain funding based on environmental, social, and corporate governance performance;

•
future interest expense;

•
our ability to manage debt and financial ratios, finance growth and comply with financial covenants;

•
the implementation and outcomes of risk management programs, including exposure to commodity price and interest rate fluctuations, the volume of oil and natural gas production hedged, and the markets or physical sales locations hedged;

•
the possible impact of changes in federal, state, provincial and local, rules and regulations;

•
anticipated compliance with current or proposed environmental requirements, including the costs thereof;

•
the impact of greenhouse gas emissions limitations and renewable energy incentives;

•
adequacy of provisions for abandonment and site reclamation costs;

•
our operational and financial flexibility, discipline and ability to respond to evolving market conditions;

•
the declaration and payment of future dividends and any anticipated repurchase of our outstanding common shares;

•
the adequacy of our provision for taxes and legal claims;

•
our ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses;

•
our competitiveness relative to our peers, including with respect to capital, materials, people, assets and production;

•
oil, natural gas and NGL inventories and global demand for oil, natural gas and NGLs;

•
the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment;

•
adverse weather events;

•
anticipated staffing levels;

•
anticipated payments related to our commitments, obligations and contingencies, and the ability to satisfy the same; and

•
the possible impact of accounting and tax pronouncements, rule changes and standards.

Readers are cautioned against unduly relying on forward-looking statements which, by their nature, involve numerous assumptions and are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause actual events or results to differ materially and/or adversely from those expressed or implied, which include, but are not limited to, the following assumptions:
•
future commodity prices and basis differentials;

•
our ability to access credit facilities and shelf prospectuses;

•
assumptions contained in our corporate guidance;

•
the availability of attractive commodity or financial hedges and the enforceability of risk management programs;

•
expectations that counterparties will fulfill their obligations pursuant to gathering, processing, transportation and marketing agreements;

•
access to adequate gathering, transportation, processing and storage facilities;

•
assumed tax, royalty and regulatory regimes;

•
expectations and projections made in light of, and generally consistent with, our historical experience and our perception of historical industry trends; and

•
the other assumptions contained herein.

Readers are cautioned that the assumptions, risks and uncertainties referenced above, and in the other documents incorporated herein by reference (if any), are not exhaustive. Although we believe the expectations represented by our forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct.
When considering any forward-looking statement, the reader should keep in mind the risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil, natural gas and NGLs, operating risks and other risk factors as described under the Risk Factors section of our previously filed Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as well as the other disclosures contained herein, therein, and as also may be described from time to time in future reports we file with the SEC. Readers should also consider such information in conjunction with our condensed consolidated financial statements and related notes and Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations contained therein. There also may be other factors that we cannot anticipate or that are not described in this report, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. Readers are advised, however, to review any further disclosures we make on related subjects in our filings with the SEC.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

OUR COMPANY
We are an independent energy company focused on maximizing returns to shareholders through the ownership of and investment in onshore oil and natural gas properties in the United States. In support of that objective, our long-term goal is to maximize total shareholder return from a diversified portfolio of long-life oil and natural gas properties, built through acquisitions and through selective development opportunities, production enhancement, and other exploitation efforts on our oil and natural gas properties.
Our oil and natural gas properties consist of non-operated working and mineral interests in the following areas: the SCOOP and STACK plays of the Anadarko Basin located in central Oklahoma; the Chaveroo Field in Chaves and Roosevelt Counties of New Mexico; the Jonah Field in Sublette County, Wyoming; the Williston Basin in North Dakota; the Barnett Shale located in North Texas; the Hamilton Dome Field located in Hot Springs County, Wyoming, a secondary oil recovery field utilizing water injection wells to pressurize the reservoir; the Delhi Holt-Bryant Unit in the Delhi Field in Northeast Louisiana, a CO2 enhanced oil recovery project; the TexMex interests located in Lea, Eddy and Chaves Counties, New Mexico and Stephens County, Texas; as well as small overriding royalty interests in four onshore Texas wells.
We are a Nevada corporation. Our principal executive offices are located at 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079. Our telephone number is (713) 935-0122. We maintain a website at www.evolutionpetroleum.com, which contains information about us. Our website and the information contained on it and connected to it is not incorporated by reference into this prospectus and does not otherwise constitute part of this prospectus. Our common stock is listed and traded on the NYSE American under the symbol “EPM.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the financing of capital expenditures, reduction or refinancing of debt or other corporate obligations, recapitalization transactions, acquisitions and additions to our working capital. The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. Until we use the net proceeds from the sale of securities for these purposes, we may place the net proceeds in temporary investments.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (“Articles of Incorporation”), our Bylaws, as amended (“Amended Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus and the applicable provisions of the Nevada Revised Statutes (“NRS”). See “Where You Can Find More Information.”
Our authorized capital consists of 105,000,000 shares of stock, $0.001 par value per share. Of the authorized capital, 100,000,000 shares are authorized to be issued as common stock, and 5,000,000 shares are authorized to be issued as preferred stock. As of January 12, 2026, 35,000,844 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.
Common Stock
For all matters submitted to a vote of stockholders, holders of our common stock are entitled to one vote for each share registered in his or her name on our books, and they do not have cumulative voting rights. Each share of our common stock is entitled to share equally with each other share of common stock in dividends from sources legally available therefore, when, as, and if declared by the board of directors of the Company (the “Board of Directors”) and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets that are available for distribution to the holders of our common stock. The Board of Directors instituted a quarterly cash dividend on common stock in 2013. The Board of Directors reviews the quarterly dividend rate in light of our financial position and operations, forecasted results, including the outlook for commodity prices, the timing of further expansion of our producing assets and other potential growth opportunities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions applicable to our common stock. The Board of Directors is authorized to issue additional shares of common stock within the limits authorized by our Articles of Incorporation and without stockholder action.
Our common stock is listed and traded on the NYSE American under the symbol “EPM.”
Preferred Stock
The Board of Directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. The Board of Directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
If we offer series of preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:
•
the series, the number of shares offered and the liquidation value of the preferred stock;

•
the price at which the preferred stock will be issued;

•
the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•
the liquidation preference of the preferred stock;

•
the voting rights of the preferred stock;

•
whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•
whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•
any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any additional shares of preferred stock upon the rights of holders of our common stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•
restricting dividends on our common stock;

•
diluting the voting power of our common stock;

•
impairing the liquidation rights of our common stock; and

•
delaying or preventing a change in control of the Company.

Anti-Takeover Provisions Under Nevada Law
Combinations with Interested Stockholder.   Sections 78.411 – 78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s consolidated assets, more than 5% of the aggregate market value of outstanding shares of the corporation or more than 10% of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the adoption of the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding two years the beneficial owner of more than 10% of any class of the voting securities of the Nevada corporation.
Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the Board of Directors before the person first became an interested stockholder, or unless the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates.
Control Share Acquisitions.   The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions, a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors; “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. The Company has not opted out of this statute.
Transfer Agent and Registrar
Continental Stock Transfer & Trust Company is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
•
the title of the warrants;

•
the offering price or prices and aggregate number of warrants offered;

•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•
the designation, stated value and material terms (including, without limitation, liquidation, dividend, conversion and voting rights) of any series of common stock or preferred stock purchasable upon exercise of warrants, including, without limitation, liquidation, dividend, conversion and voting rights;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the date, if any, on and after which the warrants and the related securities will be separately transferable;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
United States federal income tax consequences applicable to such warrants;

•
the manner in which the warrant agreements and warrants may be modified;

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants;

•
any limitations on the rights of holders of equity warrants, including that such holders will not be entitled to vote, receive dividends, receive notice of shareholder meetings or exercise any rights as shareholders;

•
the amount of warrants outstanding as of the most recent practicable date; and

•
any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on our common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms of debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement differs with respect to the particular debt securities being offered from this prospectus, you should rely on the information in the prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
We may conduct a portion of our operations through subsidiaries. As a result, the rights of the Company and our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, and a trustee that meets certain requirements and is selected by us (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
We have summarized selected provisions of the Indentures below. The summary is not complete and is qualified in its entirety by express reference to the provisions of the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. The Indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we refer you to the Indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
We may offer debt securities under this prospectus. The Indentures do not limit the aggregate amount of debt securities, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the Board of Directors. The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations.
The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities. If the prospectus supplement so indicates, the debt securities will be convertible into our common stock or preferred stock.
The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:
(1)
the title of the debt securities;

(2)
the designation, aggregate principal amount and authorized denominations of the debt securities;

(3)
whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

(4)
the form of the debt securities of the series;

(5)
any limit on the aggregate principal amount of the debt securities;

(6)
the dates on which the principal of the debt securities will be payable;

(7)
the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

(8)
the date or dates from which interest will accrue;

(9)
the regular record date for the interest payable on any interest payment date;

(10)
the places where payments on the debt securities will be payable;

(11)
the method of payment of principal and interest;

(12)
any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

(13)
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

(14)
the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

(15)
whether the debt securities are defeasible;

(16)
any addition to or change in the Events of Default;

(17)
whether the debt securities are convertible into our common stock or preferred stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(18)
any addition to or change in the covenants in the Indenture applicable to the debt securities;

(19)
whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees;

(20)
the price or prices (expressed as a percentage of principal amount) at which we will sell the debt securities;

(21)
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(22)
any restrictions on transfer, sale or assignment of the debt securities; and

(23)
any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Senior Debt Securities
The senior debt securities will be our direct-unsecured obligations and will constitute senior indebtedness (in each case as defined in the applicable Supplemental Indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.
Subordinated Debt Securities
The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the Subordinated Indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:
•
the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•
the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•
the definition of Senior Debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the subordinated debt securities of that series will be subordinated.
The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.
The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “Legal Defeasance and Covenant Defeasance.”
Form, Exchange and Transfer
The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples or divisions thereof.
At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
Notwithstanding any provision of the Indentures or any debt security described in this prospectus, no Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:
(1)
the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
an Event of Default with respect to the debt securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated debt securities; or

(3)
other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.
As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the debt securities that it represents for all purposes under the debt securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any debt securities that is represents for any purpose under the debt securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.
Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustees or the agents of the Company or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the Person in whose name such debt security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the debt securities of a particular series.
All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such debt security thereafter may look only to us for payment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any successor Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:
(1)
the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indentures including the due and punctual payment of the principal of, any premium on and any interest on all of the outstanding debt securities and the performance of every covenant applicable to be performed or observed by us;

(2)
immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(3)
we deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with the foregoing provisions relating to such transaction; and

(4)
several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Events of Default
Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to debt securities of any series:
(1)
failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)
failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)
failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)
failure to perform or comply with the provisions described under “Consolidation, Merger and Sale of Assets”;

(5)
failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series, as provided in such Indenture; and

(6)
certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary (as will be defined therein).

If an Event of Default (other than an Event of Default with respect to the Company described in clause (6) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default with respect to the Company described in clause (6) above with respect to the debt securities of any series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “Modification and Waiver” below.
A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Under the Indentures, the Trustee must give to the Holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.
No Holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:
(1)
such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2)
the Holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.
We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.
Modification and Waiver
We and the Trustee may, without the consent of the Holders of the debt securities, enter into one or more Supplemental Indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the Holders of debt securities would not be adversely affected:
(1)
to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable Indenture and the debt securities of any series;

(2)
to add covenants by us, or surrender any of our rights conferred by the applicable Indenture, for the benefit of the Holders of debt securities of any or all series;

(3)
to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the applicable Indenture;

(4)
to establish the form or terms of any series of debt securities, including any subordinated securities;

(5)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more Trustees in accordance with the applicable Indenture; and

(6)
to provide any additional Events of Default.

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby:
(1)
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2)
reduce the principal amount of, or any premium or interest on, any debt security;

(3)
reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

(4)
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(5)
impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

(6)
modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the subordinated debt securities;

(7)
reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8)
reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(9)
modify such provisions with respect to modification, amendment or waiver.

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture.
The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding debt security of such series.
Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:
(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)
if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such debt security; and

(3)
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause).

Certain debt securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Satisfaction and Discharge
Each Indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series issued thereunder, when:
(1)
either:

(a)
all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)
we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

(3)
we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the debt securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under the provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”
Legal Defeasance.   The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:
(1)
we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)
no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under “Events of Default,” at any time until 121 days after such deposit;

(3)
such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(4)
in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no Event of Default shall have resulted in the acceleration of any of our Senior Debt and no other Event of Default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)
we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance.   The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) (with respect only to Significant Subsidiaries) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such debt securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.
If we exercise either our legal defeasance or covenant defeasance option, any subsidiary guarantees will terminate.
Notices
Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.
Title
We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.
Resignation or Removal of Trustee.   If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.
The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.
Limitations on Trustee if It Is Our Creditor.   Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to Be Furnished to Trustee.   Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

PLAN OF DISTRIBUTION
General
The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:
•
to or through underwriters or dealers;

•
through agents;

•
directly to purchasers;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
privately negotiated transactions;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•
through a combination of any such methods of sale or by any other legally available means.

The applicable prospectus supplement relating to the securities will set forth:
•
their offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us from such sale;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and

•
any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus and applicable prospectus supplement by us or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale, including in “at the market offerings”;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

LEGAL MATTERS
Mayer Brown LLP, will pass on the validity of certain of the securities offered by this prospectus. Fennemore Craig, P.C., Reno, Nevada, will issue an opinion about certain Nevada law matters in connection with certain of the securities offered by this prospectus. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.
EXPERTS
The consolidated financial statements Evolution Petroleum Corporation incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Certain estimates of the oil and gas reserves for Evolution Petroleum Corporation and subsidiaries and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based in part upon engineering reports prepared by DeGolyer and MacNaughton and Cawley, Gillespie and Associates, Inc., both independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.evolutionpetroleum.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

INFORMATION INCORPORATED BY REFERENCE
We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.
We incorporate by reference the following documents that we have filed with the SEC (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•
Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 17, 2025, including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed on October 23, 2025, for our Annual Meeting of Stockholders held on December 4, 2025;

•
Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed on November 12, 2025;

•
Current Reports on Form 8-K filed on November 12, 2025 and December 9, 2025; and

•
The description of the Company’s common stock contained in its registration statement on Form 8-A filed on July 13, 2006, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of the Company’s common stock.

In addition, we incorporate by reference into this prospectus, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or each offering under this prospectus is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules).
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for copies should be directed to Ryan Stash, Senior Vice President, Chief Financial Officer and Treasurer, Evolution Petroleum Corporation, 1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079, telephone (713) 935-0122.

Evolution Petroleum Corporation
Common Stock
PROSPECTUS SUPPLEMENT
Roth Capital Partners
The date of this prospectus supplement is           , 2026